Exhibit 99.1

FutureFuel Releases Third Quarter 2022 Results

FutureFuel Third Quarter Net Income of $15.8 Million

Reports Net Income of $15.8 Million or $0.36 per Diluted Share, and Adjusted EBITDA of $14.8 Million

CLAYTON, Mo., November 9, 2022 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter ended September 30, 2022.

Third quarter 2022 Financial Highlights (all comparisons are with the third quarter of 2021)

●	Revenues were $118.1 million, up 20% from $98.7 million
●	Adjusted EBITDA was $14.8 million, up from $11.1 million (see reconciliation table below)
●	Net income was $15.8 million, or $0.36 per diluted share, up 71% from net income of $9.2 million, or $0.21 per diluted share.

Nine months 2022 Financial Highlights (all comparisons are with the first nine months of 2021)

●	Revenues were $278.2 million, up 30% from $214.3 million
●	Adjusted EBITDA was $35.6 million, up from $8.0 million (see reconciliation table below)
●	Net income was $0.3 million, or $0.01 per diluted share, down from net income of $3.9 million, or $0.09 per diluted share.

“These results reflect a solid performance in all areas of our business this quarter.  Biodiesel production has operated at full capacity and we have captured margin, even with continued volatility in the energy markets.

Our Chemical segment is gaining momentum. Revenues and contribution have increased, both year on year and from the previous quarter. We are encouraged, not only by our current results, but by the opportunities we have identified for further growth.” said Tom McKinlay, Chief Executive Officer for FutureFuel Corp.

2022 Cash Dividends

FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the third quarter of 2022. The remaining quarterly dividend of $0.06 per share is expected to be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three Months Ended September 30,
			Dollar	%
	2022	2021	Change	Change
Revenue	$118,141	$98,682	$19,459	20%
Income from operations	$16,890	$6,142	$10,748	175%
Net income	$15,780	$9,202	$6,578	71%
Earnings per common share:
Basic	$0.36	$0.21	$0.15	71%
Diluted	$0.36	$0.21	$0.15	71%
Adjusted EBITDA	$14,806	$11,144	$3,662	33%

	Nine Months Ended September 30,
			Dollar	%
	2022	2021	Change	Change
Revenue	$278,198	$214,316	$63,882	30%
Income (loss) from operations	$5,768	$(8,919)	$14,687	n/a
Net income	$278	$3,910	$(3,632)	(93%)
Earnings per common share:
Basic	$0.01	$0.09	$(0.08)	(89%)
Diluted	$0.01	$0.09	$(0.08)	(89%)
Adjusted EBITDA	$35,613	$7,987	$27,626	346%

Financial and Business Summary

Consolidated sales revenue in the three and nine months ended September 30, 2022 increased $19,459 and $63,882 compared to the three and nine months ended September 30, 2021. These increases resulted from higher sales prices in the biofuels segment, and to a lesser extent, from increased prices and sales volume in the chemicals segment.  The increases were partially reduced by lower sales volumes in biofuels for both the three-and nine-month periods ending September 30, 2022.

Income from operations in the three months ended September 30, 2022 increased $10,748 compared to the three months ended September 30, 2021. This improvement primarily resulted from increased margins from the biofuels segment and to a lesser extent, improved sales volume in the chemical segment.

Income (loss) from operations in the nine months ended September 30, 2022 improved $14,687 compared to the nine months ended September 30, 2021. This improvement primarily resulted from increased margins from biofuels, increased margins from the chemical segment due to product mix and higher sales volumes, and the prior year period included exorbitantly high natural gas prices experienced in the February 2021 Winter Storm Uri.  Mostly offsetting this increase was the change in the activity in derivative instruments with a loss of $21.9 million in the current nine-month period as compared to $10.4 million in the same period of 2021. We experienced unprecedented volatility in the heating oil futures market which resulted in losses that were not fully recoverable on fuel sold. We have since amended our derivative execution strategy to help mitigate reoccurrence.

Capital Expenditures

Capital expenditures were $3,692 in the first nine months of 2022, compared with $665 in the same period in 2021.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $210,021 as of September 30, 2022, compared with $184,711 as of December 31, 2021.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel's chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2021 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$171,268	$137,521
Accounts receivable, inclusive of the blenders' tax credit of $8,462 and $8,232 and net of allowances for bad debt of $43 and $67, respectively	23,730	29,374
Inventory	17,400	26,920
Marketable securities	38,753	47,190
Other current assets	6,570	14,828
Total current assets	257,721	255,833
Property, plant and equipment, net	78,405	82,901
Other assets	5,212	5,596
Total noncurrent assets	83,617	88,497
Total Assets	$341,338	$344,330
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$32,204	$22,823
Dividends payable	2,626	-
Other current liabilities	13,800	12,233
Total current liabilities	48,630	35,056
Deferred revenue – long-term	11,084	16,755
Other noncurrent liabilities	3,048	3,591
Total noncurrent liabilities	14,132	20,346
Total liabilities	62,762	55,402
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243, issued and outstanding at September 30, 2022 and December 31, 2021	4	4
Accumulated other comprehensive income	5	178
Additional paid in capital	282,489	282,443
Accumulated deficit (retained earnings)	(3,922)	6,303
Total Stockholders’ Equity	278,576	288,928
Total Liabilities and Stockholders’ Equity	$341,338	$344,330

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$118,141	$98,682	$278,198	$214,316
Cost of goods sold and distribution	98,156	90,490	264,391	216,903
Gross profit (loss)	19,985	8,192	13,807	(2,587)
Selling, general, and administrative expenses	2,128	1,236	5,638	3,946
Research and development expenses	967	814	2,401	2,386
Total operating expenses	3,095	2,050	8,039	6,332
Income (loss) from operations	16,890	6,142	5,768	(8,919)
Other income (expense), net	587	(121)	(5,435)	792
Income (loss) before income taxes	17,477	6,021	333	(8,127)
Income tax provision (benefit)	1,697	(3,181)	55	(12,037)
Net income	$15,780	$9,202	$278	$3,910

Earnings per common share
Basic	$0.36	$0.21	$0.01	$0.09
Diluted	$0.36	$0.21	$0.01	$0.09
Weighted average shares outstanding
Basic	43,763,243	43,763,243	43,763,243	43,753,646
Diluted	43,763,243	43,763,243	43,763,243	43,753,709

Comprehensive income
Net income	$15,780	$9,202	$278	$3,910
Other comprehensive loss from unrealized net loss on available-for-sale debt securities	(71)	(67)	(219)	(67)
Income tax effect	15	14	46	14
Total other comprehensive loss, net of tax	(56)	(53)	(173)	(53)
Comprehensive income	$15,724	$9,149	$105	$3,857

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$278	$3,910
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	7,850	7,887
Amortization of deferred financing costs	72	72
Benefit for deferred income taxes	(255)	(12,190)
Change in fair value of equity securities	7,940	1,027
Change in fair value of derivative instruments	(3,053)	2,147
Loss (gain) on the sale of investments	15	(835)
Stock based compensation	46	-
Loss on disposal of property and equipment	60	11
Impairment of intangible asset	-	1,315
Noncash interest expense	-	24
Changes in operating assets and liabilities:
Accounts receivable	5,597	(5,086)
Accounts receivable – related parties	47	1,344
Inventory	9,523	(9,085)
Income tax receivable	7,759	7,895
Prepaid expenses	2,711	3,129
Prepaid expenses – related parties	(8)	(12)
Other assets	296	522
Accounts payable	9,257	13,379
Accounts payable – related parties	338	7,645
Accrued expenses and other current liabilities	25	(387)
Accrued expenses and other current liabilities – related parties	(1)	-
Deferred revenue	(4,128)	(1,652)
Other noncurrent liabilities	(242)	(513)
Net cash used in operating activities	44,127	19,827
Cash flows from investing activities
Collateralization of derivative instruments	865	(2,518)
Purchase of marketable securities	-	(21,671)
Proceeds from the sale of marketable securities	263	40,652
Proceeds from the sale of property and equipment	61	-
Proceeds from the sale of intangible asset	-	93
Capital expenditures	(3,692)	(665)
Net cash (used in) provided by investing activities	(2,053)	15,891
Cash flows from financing activities
Proceeds from the issuance of stock	-	231
Payment of dividends	(7,877)	(117,284)
Net cash used in financing activities	(7,877)	(117,053)
Net change in cash and cash equivalents	(33,747)	(81,335)
Cash and cash equivalents at beginning of period	137,521	198,122
Cash and cash equivalents at end of period	$171,268	$116,787

Cash paid for interest	$-	$43
Cash paid for income taxes	$72	$83
Noncash investing and financing activities:
Noncash capital expenditures	$214	$32
Noncash operating leases	$-	$269

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$15,780	$9,202	$278	$3,910
Depreciation	2,574	2,656	7,850	7,877
Non-cash stock-based compensation	46	-	46	-
Interest and dividend income	(1,210)	(654)	(2,621)	(2,449)
Non-cash interest expense and amortization of deferred financing costs	7	33	72	96
Losses on disposal of property and equipment	10	11	60	11
(Gains) losses on derivative instruments	(4,688)	2,348	21,917	10,377
Loss on marketable securities	590	729	7,956	192
Income tax provision (benefit)	1,697	(3,181)	55	(12,037)
Adjusted EBITDA	$14,806	$11,144	$35,613	$7,987

Reconciliation of Adjusted EBITDA to Net Cash Used in Operating Activities

	Nine Months Ended September 30,
	2022	2021
Net cash used in operating activities	$44,127	$19,827
Benefit for deferred income taxes	255	8,882
Interest and dividend income	(2,621)	(2,449)
Income tax provision (benefit)	55	(12,037)
Loss on derivative instruments	21,917	10,377
Change in fair value of derivative instruments	3,053	(2,147)
Change in operating assets and liabilities, net	(31,174)	(16,459)
Impairment of intangible asset	-	(1,315)
Other	1	-
Adjusted EBITDA	$35,613	$7,987

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Custom chemicals	$16,047	$12,720	$44,028	$35,655
Performance chemicals	5,459	3,971	17,233	12,693
Chemicals revenue	$21,506	$16,691	$61,261	$48,348
Biofuels revenue	96,635	81,991	216,937	165,968
Total Revenue	$118,141	$98,682	$278,198	$214,316

Segment gross profit (loss)
Chemicals	$8,362	$5,105	$17,976	$8,089
Biofuels	11,623	3,087	(4,169)	(10,676)
Total gross profit (loss)	19,985	8,192	13,807	(2,857)

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com